                                                                   EXHIBIT 23.2

                                    CONSENT

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 1996, with respect to the financial statements of TEA Group Incorporated included in the Registration Statement and related Prospectus of Crown Castle International Corp. for the registration of $251,000,000 of 10 5/8% Senior Discount Rate Notes due 2007.

                                          Ernst & Young

Atlanta, Georgia
January 6, 1998